 EXHIBIT 32.1

Certification of Principal Executive Officer

Pursuant to 18 U.S.C. 1350

(Section 906 of the Sarbanes-Oxley Act of 2002)

I, Brett Bertolami, Chief Executive Officer and Principal Financial Officer, of Pacific Ventures Group, Inc. (the "Registrant") do hereby certify, pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge, based upon a review of the Annual Report on Form 10-K for the period December 31, 2013 of the Registrant, as filed with the Securities and Exchange Commission on the date hereof (the "Report"):

 (1)

The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

 (2)

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated:  March 28, 2014

By:  /s/ Brett Bertolami

        Brett Bertolami

        Chief Executive Officer,

        Principal Financial Officer

 * A signed original of this written statement required by Section 906 has been provided to Pacific Ventures  Group, Inc. and will be retained by Pacific Ventures Group, Inc. and furnished to the Securities Exchange Commission or its staff upon request.